Exhibit 16




PricewaterhouseCoopers


                                                 PricewaterhouseCoopers LLP
                                                 600 Grant Street
                                                 Pittsburgh, PA  15219
                                                 Telephone (412) 355-6000





Securities and Exchange Commission
450 Fifth Street; N. W.
Washington, D.C.  20549



February 25, 1999



Ladies and Gentlemen:


We have read item 4 of Ampco-Pittsburgh Corporation's Form 8-K dated February 25, 1999 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,